HELMSTAR GROUP, INC.
                              2 World Trade Center
                                   Suite 2112
                            New York, New York 10048



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD WEDNESDAY, JUNE 5, 1996


The Annual Meeting of Stockholders of Helmstar Group, Inc. (the "Company") will be held at the offices of Richard A. Eisner & Company, LLP, 575 Madison Avenue, 8th Floor, New York, New York 10022, on Wednesday, June 5, 1996 at 3:00 p.m.
for the following purposes:

1. To elect two (2) Directors to serve for a term of three (3) years and to elect one (1) Director to serve for a term of two (2) years;

2. To approve an amendment to the Company's 1990 Incentive Compensation Plan to increase the maximum aggregate number of shares available to make incentive compensation awards;

3.   To ratify the selection of independent public accountants for 1996; and

4. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 18, 1996 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT THAT YOU PROMPTLY COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE MEETING YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU DESIRE.


                                              By Order of the Board of Directors


                                              Roger J. Burns
                                              Secretary

New York, New York
April 29, 1996

                              HELMSTAR GROUP, INC.
                              2 World Trade Center
                                   Suite 2112
                            New York, New York 10048



- --------------------------------------------------------------------------------
                                 PROXY STATEMENT
- --------------------------------------------------------------------------------


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Helmstar Group, Inc., a Delaware corporation (the "Company"), of proxies for use in voting at the Annual Meeting of Stockholders to be held at the offices of Richard A. Eisner & Company, LLP, 575 Madison Avenue, 8th Floor, New York, New York 10022, on Wednesday, June 5, 1996 at 3:00 p.m., and any adjournment or postponement thereof, for the purposes set forth in the attached Notice of Annual Meeting. The approximate date on which this Proxy Statement and the accompanying proxy will be mailed to stockholders is April 29, 1996. The Company's Annual Report, including financial statements, is being mailed to stockholders along with this Proxy Statement. The shares represented by the proxies received, properly dated and executed and not revoked, will be voted at the Annual Meeting. A proxy may be revoked in writing at any time before it is exercised by filing with the Secretary of the Company at its principal office, 2 World Trade Center, Suite 2112, New York, New York 10048, an instrument of revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attendance at the meeting and election to vote in person.

     On the matters coming before the Annual Meeting, shares for which proxies are received will be voted in accordance with choices specified by the stockholders by means of the ballot on the proxy. If no choice is specified, each share will be voted FOR the election of the three (3) nominees for Director listed in this Proxy Statement and FOR approval of Proposals 2 and 3 described in the attached notice and in this Proxy Statement.

     The close of business on April 18, 1996 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. As of the close of business on such date, the Company had 5,546,375 shares of Common Stock, $.10 par value, outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters submitted for a vote of stockholders at the Annual Meeting.

     A majority of the outstanding Common Stock of the Company will constitute a quorum for the transaction of business at the Annual Meeting, but if a quorum is not present, in person or by proxy, the meeting may be adjourned from time to time until a quorum is obtained.

     The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain Directors, officers and other employees of the Company by personal interview, telephone or telegraph. No additional compensation will be paid for such solicitation. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of Common Stock held in their names. The Company will reimburse those persons for their reasonable expenses in forwarding solicitation material to such beneficial owners.

                                   MANAGEMENT


BOARD OF DIRECTORS

     Under the Company's By-Laws, the Board of Directors is divided into three classes. Members of each class are elected to serve for a term of three years and until their successors are elected or until their resignation, removal or ineligibility.

     During 1995, the Board had 3 meetings.

     The Company's By-Laws provide for an Executive Committee consisting of the Chairman of the Board and not less than two other Directors to exercise the powers of the Board during the intervals between meetings of the Board. During 1995, the Executive Committee consisting of Messrs. George W. Benoit, Roger J. Burns and Charles W. Currie had 5 meetings.

     The Board has an Audit Committee consisting of Directors who are not employees of the Company. This committee discusses audit and financial reporting matters with both management and the Company's independent public accountants. To ensure independence, the independent public accountants may meet with the Audit Committee with or without the presence of management representatives. During 1995, the Audit Committee consisting of Messrs. Joseph J. Anastasi, Charles W. Currie and James J. Murtha had 1 meeting.

     The Board has a Compensation Committee for the purpose of reviewing the compensation of officers and employees of the Company and making recommendations to the Board with respect thereto. During 1995, the Compensation Committee consisting of Messrs. Benoit, Anastasi, and Burns had 1 meeting.

     The Board has a Nominating Committee to propose nominees for election to the Board. During 1995, the Nominating Committee consisting of Messrs. Benoit, Burns and Currie had 1 meeting. The Nominating Committee will consider suggestions for potential nominees submitted by stockholders if mailed to the Chairman of the Board.

     The Board has an Incentive Compensation Committee for the purpose of administering and making incentive compensation awards under the Company's 1990 Incentive Compensation Plan. During 1995, the Incentive Compensation Committee consisting of Messrs. Anastasi, Currie and Murtha had 1 meeting.

     Each Director attended at least 75% of the aggregate of the total number of Board meetings and meetings of all committees of the Board on which he serves.


ELECTION OF DIRECTORS

     Two Directors whose terms expire at the Annual Meeting have been nominated for reelection for a term of three years. They are Joseph G. Anastasi and James
J. Murtha, who have been Directors since 1986. In addition, David W. Dube has been nominated for election for a term of two years.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THESE NOMINEES AND IT IS INTENDED THAT THE PROXIES RECEIVED WILL BE VOTED "FOR" THESE NOMINEES UNLESS OTHERWISE PROVIDED THEREIN. THE BOARD KNOWS OF NO REASON WHY ANY OF THESE NOMINEES WILL BE UNABLE TO SERVE, BUT, IN SUCH EVENT, THE PROXIES RECEIVED WILL BE VOTED FOR SUCH SUBSTITUTE NOMINEE AS THE BOARD MAY RECOMMEND.

DIRECTORS AND EXECUTIVE OFFICERS

     There are no family relationships among any of the Directors or executive officers of the Company.

     The Company does not pay Directors who are employees of the Company any fees for serving as Directors, but reimburses them for their out-of-pocket expenses in connection with such duties. The Company pays Directors who are not employees of the Company an annual retainer of $12,000 plus expenses incurred for attending meetings of the Board, Annual Stockholders Meetings and for each meeting of a committee of the Board not held in conjunction with a Board meeting. During 1995 Messrs. Anastasi, Currie and Murtha each received a retainer of $12,000.


NOMINEES FOR DIRECTOR FOR A 3 YEAR TERM

     JOSEPH G. ANASTASI, 59, has been a Director of the Company since September 1986. His current term as a Director expires in 1996. For more than the past five years, Mr. Anastasi has been president of The Anastasi Stephens Group, Inc. and Montgomery Realty Company, Inc. Montgomery Realty Company currently is engaged in property management and consulting. The Anastasi Stephens Group formerly was engaged in real estate development and has been inactive since January 1996. The Anastasi Stephens Group is the general partner of Muirkirk Manor Associates Limited Partnership. Muirkirk Manor filed bankruptcy in December 1994 and it was discharged in December 1995.

     JAMES J. MURTHA, 47, has been a Director of the Company since December 1986. His current term as a Director expires in 1996. From 1982 until October 1991, Mr. Murtha was President of Midland Development Group, Inc., a real estate development firm. From December 1990 until January 1992, Mr. Murtha also served as Chairman of the Board of Detroit Tool Group, Inc., a tool and die manufacturer. Mr. Murtha was the President of Kenwood Holdings, Inc. from February 1992 through August 1994. From that time to the present he has held the position of President of Kenwood Capital, L.P. Both companies focus on real estate investments.


NOMINEE FOR DIRECTOR FOR A 2 YEAR TERM

     DAVID W. DUBE, 40, has been a Director of Citizens Mortgage Service Company, a wholly-owned subsidiary of the Company, since 1993. From December 1986 to February 1991, Mr. Dube was a director and an executive officer of Inland Credit Industries, Inc., a mortgage finance and investment firm, and its affiliates. Since February 1991, Mr. Dube has been the principal of Dube &Company, a financial consulting firm, specializing in early stage financing and strategic financial planning for private and public companies. Mr. Dube currently is serving as director and chief financial officer of RDXAcquisition Corporation (telecommunications software concern), FuTech Designs, Inc. (apparel and accessories design firm), Vine Street Stores, Inc. (plant and foliage retailer), and Good Earth Farms, Inc. (farm products retailer). He also is managing partner of RivendellWinery Associates, LLP(real estate development). Mr. Dube is a certified public accountant in the states of Massachusetts and New Hampshire.

DIRECTORS CONTINUING IN OFFICE

     GEORGE W. BENOIT, 59, is Chairman of the Board of Directors and President of the Company. Mr. Benoit was a founder of the Company in 1968 and has been a Director since such time. His current term as a Director expires in 1998.

     ROGER  J.  BURNS,  58,  is a  Director  as well as  First  Vice  President,
Secretary, Treasurer and Chief Financial Officer of the Company. Mr. Burns joined the Company in 1974. He has been a Director of the Company since September 1986. His current term as a Director expires in 1997.

     CHARLES W. CURRIE, 53, has been a Director of the Company since September 1986. His current term as a Director expires in 1997. From July 1990 to June 1993 Mr. Currie was a Vice President with Reinoso & Co., Inc., a municipal bond dealer. Since June 1993, Mr. Currie has been a Senior Vice President with Pryor, McClendon, Counts & Co., Inc., investment bankers.


OTHER EXECUTIVE OFFICERS

     ERIC M. FISHMAN, 43, is Chairman, President and Chief Executive Officer of Citizens Mortgage Service Company, a wholly-owned subsidiary of the Company. Mr. Fishman joined Citizens in January 1996. He has over 20 years experience in the mortgage banking industry. From November 1994 to January 1996, Mr. Fishman was Regional Vice President of Chase Manhattan Mortgage Corporation. Chase Manhattan Mortgage had acquired American Residential Mortgage Corporation in November
1994. Mr. Fishman had been a Regional Vice President of American Residential Mortgage, since joining such company in August 1991. Prior to that time, he was President of Quantum Capital Advisors from August 1989 to August 1991. Mr. Fishman is a licensed real estate broker in Pennsylvania.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth information, as of March 31, 1996, concerning the beneficial ownership of the Company's Common Stock by (i) each Director of the Company and (ii) all Directors and executive officers of the Company as a group.

                                                                                    Beneficial Ownership
                                                                                    --------------------
                                                                                Number of
          Name                                                                   Shares             Percent
          ----                                                                   ------             -------
          George W. Benoit                                                      1,852,420            33.4%
          Roger J. Burns                                                           74,320             1.3
          Charles W. Currie(1)                                                    301,280             5.43
          Joseph G. Anastasi                                                        2,200            (2)
          James J. Murtha                                                           4,000            (2)
          All Directors and executive officers as a group (6 persons)           2,234,220            40.3%

- -------------------
(1) Includes 200 shares of Common Stock owned by Mr. Currie's wife as to which Mr. Currie has disclaimed any beneficial interest.

(2)  Less than 1 percent.

     Officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities are required by Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the Commission. Officers, Directors and greater than ten-percent shareholders are required by the Commission's rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, or representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements were complied with.

     The following table sets forth information, as of March 31, 1996, concerning the beneficial ownership of the Company's Common Stock by each stockholder known by the Company to own more than 5% of the outstanding Common Stock.

                                                                                    Beneficial Ownership
                                                                                    --------------------
                                                                                Number of
          Name and Address                                                       Shares             Percent
          ----------------                                                       ------             -------
         George W. Benoit                                                       1,852,420            33.4%
          Helmstar Group, Inc.
          2 World Trade Center
          New York, NY 10048

         Charles W. Currie(1)                                                     301,280             5.43
          Pryor, McClendon, Counts & Co., Inc.
          17 State Street
          New York, NY 10004

- --------------
(1) Includes 200 shares of Common Stock owned by Mr. Currie's wife as to which Mr. Currie has disclaimed any beneficial interest.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On April 10, 1989, the Company, through a wholly-owned subsidiary, entered into a general partnership with The Anastasi Stephens Group, Inc. ("AS Group"), an affiliate of Joseph G. Anastasi, a Director of the Company. Such partnership acquired, for $2,600,000, land in Prince Georges County, Maryland upon which it was developing an industrial/warehouse business park. The Company originally contributed $2,600,000 to the partnership but with the procurement of a construction loan, the partnership distributed $1,100,000 and $50,000 to the Company and AS Group, respectively. The Company and AS Group each have a 50% voting interest in the partnership. AS Group was entitled to receive a development fee of up to $180,000 for supervising construction of the project. During 1989 and 1990, $120,000 of such fee was paid from proceeds drawn pursuant to the construction loan.

     The   construction   loan  matured  in  March  1991.  The  partnership  was
unsuccessful in negotiating an extension of the loan. The lender foreclosed pursuant thereto, and the property was auctioned on March 31, 1992.

     Under the partnership agreement, an overall net loss following a disposition of the project is to be shared equally by the partners. Since the Company contributed more capital (net of distributions) than AS Group, AS Group is obliged to make a capital contribution to the partnership. Such contribution, in turn, would be distributed by the partnership to the Company. The amount of the required contribution is to be sufficient to cause AS Group and the Company to each bear 50% of the overall net loss. AS Group's shareholders, one of whom is Mr. Anastasi, a Director of the Company, personally guaranteed such obligation on a joint and several basis.

EXECUTIVE OFFICER COMPENSATION

        The following table shows, for the fiscal years ending December 31, 1995, 1994 and 1993, the cash and other compensation paid or accrued to the named executives for services in all capacities.

                           SUMMARY COMPENSATION TABLE

                                                                    Annual Compensation
                                                                    -------------------
       Name and                                                                 Other Annual          All Other
       Principal Position                   Year       Salary       Bonus      Compensation(a)    Compensation (b)
       ------------------                   ----       ------       -----      ---------------    ----------------
       George W. Benoit                     1995      $203,335    $100,000         $1,154              $36,872
        Chairman of the Board               1994       201,340                      2,310
         of Directors, President            1993       202,379                      2,248

       Roger J. Burns                       1995       126,034      20,000            721
        Director, First Vice President,     1994       125,917                      2,310
         Secretary,Treasurer and            1993       127,515                      2,248
         Chief Financial Officer

(a)  Company's contribution to 401(k) Deferred Compensation Plan.

(b)  Company's  share of  insurance  premium  on  Split  Dollar  Life  Insurance
     Agreement.

     Executive compensation can vary widely from year to year. The Company may pay discretionary bonuses to its salaried employees. Bonuses are determined by the Compensation Committee of the Board of Directors.


                         COMPENSATION PURSUANT TO PLANS

     401(k) Cash or Deferred Compensation Plan. The Company maintains a tax-qualified 401(k) cash or deferred compensation plan that covers all employees who have completed one year of service and attained age 21. Participants are permitted, within the limitations imposed by the Internal Revenue Code, to make pre-tax contributions to the plan pursuant to salary reduction agreements. The Company may, in its discretion on an annual basis, make additional contributions. The contributions of the participants and the Company are held in separate accounts. Participants are always fully vested in both accounts. Amounts contributed pursuant to the plan for the benefit of executive officers are included in the above table under the heading "Other Annual Compensation."

     1990 Incentive Compensation Plan. The stockholders approved the Company's 1990 Incentive Compensation Plan (the "Plan") on June 7, 1990. Pursuant to the Plan, 500,000 shares of the Company's Common Stock have been reserved for issuance to officers and other key employees as incentive or nonqualified stock options, stock appreciation rights ("SARs") or restricted stock awards. Incentive stock options must have an exercise price per share equal to no less than the fair market value of the Company's Common Stock on the date of grant (110% in the case of a 10% stockholder). Incentive stock options may not be exercised after 10 years from the date of grant (five years in the case of a 10% stockholder). Nonqualified stock options cannot be exercised prior to one year or after ten years from the date of grant. Concurrently with nonqualified options granted, participants may also receive SARs. SARs will provide participants with cash equal to the difference between the fair market value of the number of shares for which the SAR award is exercised and the exercise price of nonqualified stock options on the date the SAR award is exercised. Restricted stock will be subject to restrictions which will render such shares subject to forfeiture. Additionally, restricted stock will be nontransferable during the period any restrictions apply. The Board of Directors has established an Incentive Compensation Committee to administer the Plan. No member of such committee shall be eligible to receive any type of award under the Plan. During 1992, options to purchase an aggregate of 150,000 shares were granted to employees, none of whom were executive officers. No other awards have been made under the Plan.

     Split Dollar Life Insurance Agreement. The Company's Chairman, George W. Benoit, is presently the owner and holder of 1,852,420 shares (33.4%) of the Company's Common Stock. The Company has been advised that on the death of George Benoit, his estate may be required to publicly sell all or substantially all of such shares to satisfy estate tax obligations. The public sale of all such shares might destabilize the market for the Company's publicly traded stock. Accordingly, as of January 20, 1995, the Company entered into an agreement (commonly known as a split dollar life insurance agreement) with a trust created by Mr. Benoit (the "Trust"). Under the terms of the agreement, the Company will pay the premiums for a $1,000,000 life insurance policy on the life of Mr. Benoit. The Trust has granted an interest in the policy to the Company to the extent of the sum of all premium payments made by the Company. These arrangements are designed so that if the assumptions made as to mortality experience, policy dividends and other factors are realized upon Mr. Benoit's death or the surrender of the policy, the Company will recover all of its insurance premium payments. The portion of the premium paid by the Company in 1995 pursuant to this arrangement was $36,872.


                AMENDMENT TO THE 1990 INCENTIVE COMPENSATION PLAN

     On April 2, 1990, the Board of Directors adopted the Company's 1990 Incentive Compensation Plan (the "Plan"). The stockholders approved the Plan on June 7, 1990. The purpose of the Plan is to provide incentives to officers and other key employees of the Company and its subsidiaries whose performance will contribute to the long-term success and growth of the Company; to strengthen the ability of the Company to attract and retain employees of high competence; to increase the identity of interests of such key employees with those of the Company's stockholders; and to help build loyalty to the Company through recognition and the opportunity for stock ownership. All officers and key employees of the Company who are in positions which enable them to make significant contributions to the long-term performance and growth of the Company are eligible to receive awards under the Plan.

     The Board of Directors has established the Incentive Compensation Committee (the "Committee") to administer the Plan and make incentive compensation awards. Awards pursuant to the Plan may take the form of incentive or nonqualified stock options, stock appreciation rights, or restricted stock awards. Any eligible participant may receive a combination of these forms of awards.

     The maximum aggregate number of shares of Common Stock as to which awards or options may be granted at any time under the Plan currently is 500,000 shares. As of April 29, 1996, 350,000 shares were available for grant under the Plan. On April 15, 1996, the Board of Directors approved an amendment to the Plan to increase the maximum aggregate number of shares available for grant under the Plan by 250,000 shares. Such amendment shall become effective immediately upon approval by the holders of a majority of the shares of the Company's Common Stock entitled to vote at the Annual Meeting.

     The shares as to which awards or options may be granted may be either authorized but unissued shares, or shares previously issued and reacquired by the Company. The number of shares available is subject to adjustment in order to prevent dilution of rights under the Plan. If and to the extent options granted under the Plan terminate, expire or are canceled without having been exercised, or awards of restricted stock are forfeited, new options may be granted with respect to the shares covered by the terminated, expired or canceled options and forfeited shares may be reissued in restricted stock awards.

     Incentive Stock Options. Incentive Stock Options ("ISOs") are options (a right to purchase a stated number of shares of Common Stock at a specified price within a given period) intended to qualify as "Incentive Stock Options" under
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), and are therefore subject to certain special restrictions. The option price of an ISO must be at least equal to 100% of the fair market value of the shares on the date of grant. The maximum term of each option is ten years. For any participant who owns shares possessing more than 10% of the voting rights of the Company's outstanding Common Stock, the exercise price of an ISO must be at least equal to 110% of the fair market value of the shares subject to such option on the date of grant and the term of the option may not be longer than five years. A participant may pay the exercise price in cash, promissory note or other shares of the Company's Common Stock or a combination thereof in proportions determined by the Committee.

     In the event of termination of an optionee's employment, any unexercised portion of the ISO will terminate. If such termination is by reason of death or disability, the ISO may be exercised for a period of 12 months after such termination, unless the expiration date of the ISO occurs sooner.

     Non-Qualified Stock Options. All Non-Qualified Stock Options ("NQSO") granted under the Plan may be for such (i) number of shares, (ii) purchase price and (iii) term (up to 10 years) as the Committee, in its sole discretion, may determine; however, no NQSO may become exercisable prior to one year after grant. The unexercised portion of a NQSO terminates upon termination of the optionee's employment, unless the Committee in its sole discretion determines otherwise. A participant may pay the exercise price in cash, promissory note or other shares of the Company's stock, or a combination thereof in proportions determined by the Committee.

     In the event of termination by reason of retirement at or after age 65, disability, or death, the unexercised portion of any NQSO shall expire three months after retirement or disability or one year after death, unless the expiration date of the NQSO occurs sooner.

     Stock Appreciation Rights. A Stock Appreciation Right ("SAR") is a right, granted in conjunction with a NQSO, which will provide a participant, with respect to the number of shares for which the SAR is exercised, with an amount equal to the difference between the fair market value of the shares on the date the SAR is exercised and the exercise price of the NQSO. Each SAR is subject to the same conditions of termination as the related NQSO.

     Restricted Stock. A recipient of restricted stock is entitled to receive shares of Common Stock at no out-of-pocket cost or to purchase shares of Common Stock of the Company at a price determined by the Committee which is expected to be below the Common Stock's fair market value. Such shares will be subject to restrictions which will render them subject to forfeiture and will be nontransferable. These restrictions may require a recipient's continuing employment and will make such shares subject to repurchase or reacquisition by the Company and prohibit any sale, transfer or other disposition or pledge or hypothecation until the restrictions lapse. The time period of the restrictions, type of restrictions and rate of lapse of such restrictions are determined by the Committee in its sole discretion. If any required period of continued employment is not completed, or is only partially completed, the stock may be partially or completely forfeited. The risk of forfeiture, which is determined by the Committee, is intended to be "substantial" for purposes of Section 83 of the Code in order to avoid immediate taxation to the participant.


FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. The grant of an ISO will have no immediate tax consequences to the Company or the employee. If the employee exercises an ISO and does not dispose of the acquired shares within two years after the grant of the ISO nor within one year after the date of the transfer of such shares to such employee (a "disqualifying disposition"), the employee will realize no compensation income and any gain or loss that is realized on a subsequent disposition of such shares will be treated as a long-term capital gain or loss. For purposes of calculating the employee's alternative minimum taxable income, however, the option will be taxed as if it were a NQSO.

     Non-Qualified Stock Options. The grant of a NQSO will have no immediate tax consequences to the Company or the employee. The exercise of a NQSO will require an employee to include in such employee's gross income the amount by which the fair market value of the acquired shares on the exercise date (or the date on which any substantial risk of forfeiture lapses) exceeds the option price. Upon a subsequent sale or taxable exchange of the shares acquired following the exercise of a NQSO, an employee will recognize long-term or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares. The Company will be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as the employee is in receipt of income in connection with the exercise of a NQSO.

     Stock Appreciation Rights. An employee who receives a SAR will not realize taxable income, but upon exercise of the right, the fair market value of the shares or the amount of cash received must be treated as compensation by the employee. Under such circumstances, the Company will be entitled to a corresponding tax deduction in the same amount which the employee is required to treat as compensation received. If any such shares are capital assets in the hands of the employee, and the employee thereafter sells any such shares, the difference between the amount realized and the amount treated as compensation will be taxed as a capital gain or loss, either long-term or short-term, depending upon whether the shares have been held for more than one year.

     Restricted Stock. An employee who receives restricted stock may, by making the appropriate election with the Internal Revenue Service within 30 days, elect to recognize income in an amount equal to the excess of the fair market value of the stock over the amount paid for the stock, even though the stock is subject to a substantial risk of forfeiture. If such election is made, (i) the Company will be entitled to a deduction equal to the amount of income recognized, (ii) any dividends subsequently received on the stock will be taxed to the employee as dividend income and (iii) on the sale of the stock, any difference between the amount realized and the market value of the shares with respect to which income was recognized will be capital gain or loss. If an election is made with respect to any shares and such shares are subsequently forfeited, the employee will be entitled to a loss equal to the excess of (x) the sum of the amount paid for such shares and the amount previously included in taxable income over (y) the amount realized, if any, upon such forfeiture. If no such election is made, no income will be recognized by the employee (and no deduction will be permitted to the Company) with respect to the acquisition of the shares until the date restrictions lapse, at which time the employee will recognize ordinary income in an amount equal to the fair market value of the stock on that date, less the amount paid, if any, and the Company will be entitled to a corresponding deduction.

     The Plan may be amended, terminated or modified by the Board at any time, except that the Board may not, without approval by a vote of the stockholders of the Company (i) increase the maximum number of shares for which options and awards may be granted under the Plan, (ii) reduce the option price at which options may be granted, (iii) extend the period during which options may be granted or exercised beyond the times originally prescribed, (iv) change the persons eligible to participate in the Plan, or (v) increase the number of options or awards that may be granted to a recipient. No such termination, modification or amendment may affect the rights of an optionee under an outstanding option or the grantee of an award. The Company believes that the amendment to the Plan should be approved because of the need to have the ability to issue a sufficient number of shares of Common Stock to the key employees upon whose performance and contribution the long-term success and growth of the Company is dependent.

     Approval of the foregoing proposal will require the affirmative vote of a majority of the outstanding shares of the Company entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1990 INCENTIVE COMPENSATION PLAN AND, UNLESS A STOCKHOLDER SIGNIFIES OTHERWISE, THE PERSONS NAMED IN THE PROXY WILL SO VOTE.


           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has selected Richard A. Eisner & Company, LLP, as independent public accountants to audit the financial statements of the Company and its subsidiaries for the fiscal year 1996. This selection is being presented to the stockholders for their ratification at the Annual Meeting. The firm of Richard A. Eisner & Company, LLP, has audited the Company's financial statements since 1987.

     It is expected that representatives of Richard A. Eisner & Company, LLP, will attend the Annual Meeting and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate stockholder questions.

     Ratification of the selection of Richard A. Eisner & Company, LLP, as independent public accountants will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION AND, UNLESS A STOCKHOLDER SIGNIFIES OTHERWISE, THE PERSONS NAMED IN THE PROXY WILL SO VOTE.


                                  OTHER MATTERS

     The Board of Directors of the Company do not know of any other matters to be presented for action at the Annual Meeting. Should any other matter come before the Annual Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

     In order for stockholders' proposals for the 1997 Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in New York, New York, prior to January 1, 1997.

     A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-KSB (without exhibits) will be provided without charge to any stockholder who submits a written request addressed to the Secretary of the Company.

                                              By Order of the Board of Directors


                                              Roger J. Burns
                                              Secretary


April 29, 1996

                                 REVOCABLE PROXY
                              HELMSTAR GROUP, INC.

[ X ]   PLEASE MARK VOTES
        AS IN THIS EXAMPLE

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     Revoking any such prior appointment,  the undersigned hereby appoints Roger
J. Burns and Charles W. Currie, and each of them, attorneys and agents, with power of substitution to vote as Proxy for the undersigned as herein stated, at the Annual Meeting of Stockholders of Helmstar Group, Inc. (the "Company"), to be held at the offices of Richard A. Eisner &Company, LLP, 575 Madison Avenue, 8th Floor, New York, New York 10022 on Wednesday, June 5, 1996 at 3:00 p.m., and at any adjournments thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present.


1. Election of Directors:To elect the nominees listed below:
   Joseph G. Anastasi
   David W. Dube
   James J. Murtha

[   ] FOR      [    ] WITHHOLD      [   ] FOR ALL EXCEPT

INSTRUCTION:To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the name(s) of the nominee(s) in the space provided below:

- --------------------------------------------------------------------------------

2.  Proposal to approve an amendment to the 1990 Incentive Compensation Plan.

[   ] FOR      [   ] AGAINST      [   ] ABSTAIN

3. Proposal to ratify the selection of independent public accountants.

[   ] FOR      [   ] AGAINST      [   ] ABSTAIN

     Check the appropriate box to indicate the manner in which you direct the proxies to vote your shares.

     The Board of Directors recommends a vote FOR the election of the nominees and FOR each proposal.

     THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED (1) FOR THE ELECTION OF THE DIRECTORS, (2) FOR THE PROPOSAL TO APPROVE AN AMENDMENT TO THE 1990 INCENTIVE COMPENSATION PLAN, AND (3) FOR THE PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN ITEMS (1), (2) AND (3) ABOVE, AND (4) IN THE DISCRETION OF THE NAMED
ATTORNEYS AND AGENTS ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     The stockholder(s) hereby acknowledge(s) receipt of a copy of the Proxy Statement relating to such Annual Meeting.

   Detach above card, sign, date and mail in postage paid envelope provided.

                              HELMSTAR GROUP, INC.

     Your signature should appear the same as your name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY